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                                   CONSENT OF INDEPENDENT
                                CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Jayark Corporation

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 15, 1997 (except for Note 16 for which the date is November 14, 1997) relating to the consolidated financial statements of Jayark Corp., which is contained that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




New York, New York
June ___, 1998